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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 1st day of December 1998, by and between, BiznessOnline.com, Inc., a Delaware corporation (the "Company") and S. Keith London, an individual with a mailing address at 166 East 92nd Street, New York, NY 10128.

                                  INTRODUCTION

       The Company is in the business of acquiring internet service provider businesses. Employee possesses skills and knowledge advantageous to the Company. The Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

       In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

              1. EMPLOYMENT; TITLE. Subject to the terms and conditions set forth herein, the Company hereby employs Employee, on a full-time basis, to act as Executive Vice President of the Company during the Employment Period (as defined below), and to perform such acts and duties and furnish such services to the Company in connection with and related to that position as is customary for persons with similar positions in like companies, as the Company's President shall from time to time reasonably direct. Employee hereby accepts such employment and agrees to perform such acts, duties and services for the Company diligently, competently, and in good faith manner.

              2. EMPLOYMENT PERIOD. Subject to earlier termination pursuable to
SECTION 4 and SECTION 5 below, this Agreement shall commence on the date hereof and continue for a one (1) year period (the "Employment Period"). Thereafter, this Agreement shall automatically renew for additional one (1) year periods unless the Company gives the Employee ninety (90) days written notice of its intention not to renew prior to the end of the then current one (1) year term.

              3. COMPENSATION AND BENEFITS.

                 3.1 SALARY. During the Employment Period, the Company agrees to pay Employee at the rate of $80,000 per annum ("Base Salary"). Employee's salary shall be subject to customary withholdings and be payable to Employee on the regularly occurring pay period established time to time by the Company.


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                    3.2 HEALTH BENEFITS. During the Employment Period, the
Company shall provide Employee with family health care coverage, as provided by health care provider(s) selected by the Company from time to time.

                    3.3 RETIREMENT PLAN. During the Employment Period, Employee shall be entitled to participate in any 401(k) or similar profit sharing plan hereafter adopted by the Company for the benefit of its employees. The Company reserves the right to modify, terminate or withdraw any such plan (if so adopted) at any time in its sole discretion.

                    3.4 VACATION. Employee may take up to three (3) weeks paid vacation in each calendar year during the Employment Period.

                    3.5 AUTOMOBILE. During the Employment Period, the Company will reimburse Employee for all reasonable expenses related to business use of Employee's automobile by Employee at the applicable Internal Revenue Service mileage allowance rate.

                    3.6 REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all other reasonable expenses in connection with Employee's duties hereunder and the promotion of the Company's business in general, upon presentation by Employee of appropriate supporting documentation.

                    3.7     [Intentionally omitted]

                    3.8     SEVERANCE PAYMENTS.

                            3.8.1 TERMINATION BY THE COMPANY. In the event the
Company terminates this Agreement pursuant to Section 5 (Termination Without Cause), the Company shall, prior to the effective date of the termination, pay Employee, in one lump sum, an amount equal to (a) 1.0 times Employee's Base Salary, at his then current rate, less applicable taxes, if termination shall occur prior to a "Change in Control" or an "Approved Change in Control" (both as hereinafter defined) or subsequent to an Approved Change in Control, or (b) 1.5 times Employee's annual salary, at his then current rate, less applicable taxes, if termination shall occur after a Change in Control. The Company shall also pay Employee's health insurance benefits at described in SECTION 3.2 for a period of one year in the event of termination pursuant to SECTION 5, and in the event of a Change in Control, any options granted to Employee shall become fully vested as of such date of termination in connection with such Change of Control.

                            3.8.2 DEFINITIONS.

                                  (a) CHANGE IN CONTROL. A "Change in Control"
shall be deemed to have occurred in any of the following events:




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                                      (i) the stockholders of the Company
approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) acquires more than 30% of the combined voting power of the Company's then outstanding securities, or (c) a reorganization pursuant to which the Company creates a holding company for itself in which the stockholders of the Company immediately prior to the reorganization (other than those exercising dissenters' rights) become the stockholders of the holding company immediately after the reorganization; or

                                      (ii) the stockholders of the Company
approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                                      (iii) as a result of or in connection with
any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board; or

                                      (iv) when any "person" or "group" (as such
terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total number of votes that may be cast for the election of directors of the Company; or

                                      (v) the closing of a transaction or series
of transactions in which more than 50% of the voting power of the Company is transferred; or

                                      (vi) a tender offer or exchange offer for
the common stock of the Company, other than one made by the Company or by a person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) that on the date hereof holds more than 5% of the outstanding shares of the Company entitled to vote for the election of directors, where the offeror acquires more than 40% of the outstanding shares of common stock of the Company.

                                  (b) APPROVED CHANGE IN CONTROL. An "Approved
Change in Control" of the Company shall mean a Change in Control that is approved by a majority of the Company's Board of Directors.



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              4.    TERMINATION FOR CAUSE; DISABILITY

                    4.1 TERMINATION FOR CAUSE. The Company may discharge Employee and terminate his employment under this Agreement for cause without further liability to the Company by a majority vote of the Board of Directors of the Company, except that Employee, if a Director, shall not be entitled to vote thereon. As used in this Section 4.1, "cause" shall mean any or all of the following: (i) gross or willful misconduct of Employee during the course of his employment; (ii) conviction of a felony or any criminal offense involving dishonesty, breach of trust or moral turpitude during the Employment Period; or
(iii) Employee's breach of any of the material terms of this Agreement.

                    4.2 DISABILITY. If during the Employment Period, Employee shall become ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties (a) for a period in excess of one hundred twenty (120) consecutive days or (b) for more than one hundred eighty (180) days in any consecutive twelve (12) month period, then the Company shall have the right to terminate this Agreement without further liability on thirty (30) days' prior notice to Employee.

              5. TERMINATION WITHOUT CAUSE. Upon ninety (90) days prior written notice, the Company may terminate this Agreement without cause and without further liability to the Company except as set forth in SECTION 3.8 by a majority vote of the Board of Directors except that Employee, if a Director, shall not be entitled to vote thereon.

              6. CONFIDENTIALITY AND NON-DISCLOSURE. Employee recognizes and acknowledges that during the Employment Period he will have access to certain confidential information relating to the Company and its affiliates, including, but not limited to, operational policies, financial information, marketing information, personnel information, trade secrets, customer information (including customer lists), and pricing and cost policies, that are valuable, special and unique assets of the Company (collectively, "Confidential Information"). Employee agrees that he will not use or disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except as is required in the course of performing his duties hereunder unless (i) such information becomes known to the public generally through no breach by Employee of this covenant or (ii) disclosure is required by law or any governmental authority or is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to this clause (ii), Employee shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. Employee agrees that, both during the Employment Period and for a period of twelve (12) months after the termination of this Agreement, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, that Employee may have or may acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the



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term of this Agreement. The covenants contained in this SECTION 6 shall survive for the Employment Period and for a period of twelve (12) months thereafter; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this SECTION 6 shall continue to survive after the applicable period above to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

              7. NON-COMPETITION. Employee expressly covenants and agrees that for the Employment Period and for a period of twelve (12) months thereafter, he shall not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined). For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the business of selling internet access service; the "Restricted Territory" means each state of the United States of America in which the Company and/or its affiliates transacts business during the Employment Period; a "Competitive Position" means any employment with any Competitor of the Company whereby Employee will use or is likely to use any Confidential Information, or whereby Employee has duties for such Competitor that are the same or substantially similar to those actually performed by Employee pursuant to the terms hereof. Nothing contained in this SECTION 7 is intended to prevent Employee from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market or any corporation engaged, wholly or partly, in the sale of telecommunications products or services; provided, however, that Employee and members of his immediate family shall not, directly or indirectly, hold more than a total of three percent (3%) of all issued and outstanding stock or other securities of any such corporation.

              8.    NON-SOLICITATION.

                    8.1 NON-SOLICITATION OF CUSTOMERS. Employee agrees that he will not take any customer lists of the Company after leaving his employ and that he will, for the Employment Period and for a period of twelve (12) months thereafter, refrain from soliciting or attempting to solicit directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom Employee had "material contact" during the employment for purposes of providing products or services.

                    8.2 NON-SOLICITATION OF EMPLOYEES. Employee agrees that he will, for the Employment Period and for a period of twelve (12) months thereafter, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company.



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              9. TOLLING OF PERIOD OF RESTRAINT. Employee hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court and Employee is not enjoined from breaching any of the restraints set forth in SECTION 6 through SECTION 8, then if a court of competent jurisdiction finds that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

              10. ACKNOWLEDGEMENTS. Employee hereby acknowledges and agrees that the restrictions contained in SECTION 6 through SECTION 9 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Employee acknowledges that in the event Employee's employment with the Company terminates for any reason, Employee will be able to earn a livelihood without violating the restrictions contained in SECTION 6 through
SECTION 9 and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to Employee's employment and continued employment with the Company. Employee expressly agrees that the character, duration and geographical scope of the covenants contained in this SECTION 6 through SECTION 9 are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenants contained herein are unreasonable in light of the circumstances as they then exist, then it is the intention of both Employee and the Company that these covenants shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of these covenants.

              11. RIGHTS TO MATERIALS; WORK FOR HIRE. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of Employment or upon the prior demand of the Company, Employee shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Employee agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by Employee, whether or not patentable or copyrightable, either solely or jointly with others during the Employment Period and for a period of twelve (12) months thereafter whether or not made or conceived during regular hours of work or otherwise, which are along the lines of the business, work or investigations of the Company or its affiliates. Employee agrees to execute any and all documents hereafter requested by the Company necessary to effectuate the foregoing.

              12. REMEDIES. Without limiting the Company's right to claim damages, Employee acknowledges that the Company will be irreparably harmed by a breach of any



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provision of this Agreement and Employee agrees that the Company shall be entitled to injunctive relief in the event of such breach.

              13. GOVERNING LAW; ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES. This Agreement is made and entered into in and shall be governed by and interpreted in accordance with the laws of, the State of New Jersey. The Company and Employee agree that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held within a forty-five (45) mile radius of Spring Lake, New Jersey and the arbitrator(s) shall apply New Jersey law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Company shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of New Jersey or in the United States District Court in the state of New Jersey. By his execution and delivery of this agreement, Employee irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party in any litigation or arbitration.

              14.   MISCELLANEOUS.

                    14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

                    14.2. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or mail,

 (a)    to the Company:                     With a copy to:

        BiznessOnline.com, Inc.             Duffy & Sweeney, LLP
        1100 First Avenue                   300 Turks Head Building
        Spring Lake, NJ 07762               Providence, RI 02903
                                            Attention:  Michael F. Sweeney, Esq.
        Telephone:  (732) 280-6408          Telephone:  (401) 455-0700
        Fax: (732) 280-6409                 Fax:  (401) 455-0701




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 (b)    to the Employee at:

         S. Keith London
        166 East 92nd Street
        New York, NY 10128

                    14.3 ASSIGNMENT. The Company may assign this Agreement to any affiliate without the consent of Employee. For purposes of this section, "affiliate" shall mean any individual, corporation, partnership or other business entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company.

                    14.4. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

                    14.5. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                    14.6 TITLES; GENDER. Section and subsection titles are for convenience of reference only and are not to be considered in the interpretation or construction of any of the provisions hereof. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter as the identity of the person may require.

                    14.7 SURVIVAL. SECTION 6 through SECTION 14 hereof shall survive any termination of this Agreement.





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                    14.8 EXECUTION IN COUNTERPARTS. This Agreement may be
executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            COMPANY:

ATTEST:                                     BiznessOnline.com, Inc.



/s/Michael F. Sweeney                       By:/s/ Mark E. Munro
--------------------------                     ------------------------
Michael F. Sweeney, Assistant Secretary        Mark E. Munro, President


WITNESS:                                    EMPLOYEE:



/s/ Jeffrey B. Cianciolo                    /s/ S. Keith London
-------------------------                   ---------------------------
                                            S. Keith London











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